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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                For Registration of Certain Classes of Securities
                     Pursuant to Section 12(b) or (g) of the
                         Securities Exchange Act of 1934


                                  EVERCEL, INC.
-------------------------------------------------------------------------------
             (Exact Name Of Registrant As Specified In Its Charter)

        DELAWARE                                       06-1528142
--------------------------                        -------------------------
  (State of Incorporation)                          (I.R.S. Employer
                                                   Identification No.)

3 GREAT PASTURE ROAD, DANBURY, CONNECTICUT             06813
-------------------------------------------         -------------
 (Address of Principal Executive Offices)            (Zip Code)

        Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class                  Name of each exchange on which
          to be so registered                 each class is to be registered

         NONE                                        N/A
-----------------------------                 ------------------------------
-----------------------------                 ------------------------------



         If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. /_/

         If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. /x/


 Securities Act registration statement file number to which this Form relates:
                                    333-64931
                                   ------------
        Securities to be registered pursuant to Section 12(g) of the Act:

                          COMMON STOCK, $.01 PAR VALUE
-------------------------------------------------------------------------------
                                (Title of Class)

                                     RIGHTS
-------------------------------------------------------------------------------
                                (Title of Class)


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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.          DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

The description of the Registrant's Common Stock, $.01 par value, included under the caption "DESCRIPTION OF SECURITIES", and the description of the Registrant's Rights included under the caption "THE RIGHTS OFFERING", each as set forth in the Prospectus contained in the Registration Statement on Form SB-2 of the Registrant (Registration Statement No. 333-64931) (the "Registration Statement"), filed with the Securities and Exchange Commission on September 30, 1998, as amended thereafter, is incorporated herein by reference. Any form of prospectus subsequently filed by the Registrant in connection with the Registration Statement pursuant to Rule 424(b) of the Securities Act of 1933, as amended, shall be deemed to be incorporated herein by reference.


ITEM 2.          EXHIBITS.

3.1. Form of Amended and Restated Certificate of Incorporation of the Company.*

3.2.             Form of Restated By-laws of the Company.*

4.1              Form of Specimen Stock Certificate.*

4.2              Form of Subscription Certificate for the Rights.*

4.3 Form of Rights Agent Agreement between the Company and Continental Stock Transfer & Trust Company.*

4.4 Subscription Instructions, including Notice of Guaranteed Delivery and Notice of Guaranteed Payment.*

---------------
*Not filed herewith. In accordance with Rule 12b-32 promulgated pursuant to the Securities Exchange Act of 1934, as amended, reference is made to the documents previously filed with the Commission as exhibits of the same number to the Registration Statement on Form SB-2 of the Registrant (Registration Statement No. 333-64931), filed with the Securities and Exchange Commission on September 30, 1998, as amended thereafter, which are incorporated by reference herein.


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                                   SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: February 18, 1999           EVERCEL, INC.



                                   By:/S/ JOSEPH G. MAHLER
                                      ---------------------
                                   Joseph G. Mahler
                                   Treasurer and Acting Chief Financial Officer










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